Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Williams Companies, Inc. 2007 Incentive Plan and Amended and Restated 2007 Employee Stock Purchase Plan, of our reports dated February 24, 2026, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., and the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

May 20, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Williams Companies, Inc. pertaining to The Williams Companies, Inc. 2007 Incentive Plan and Amended and Restated 2007 Employee Stock Purchase Plan, of our report dated February 24, 2026, with respect to the financial statements of Northwest Pipeline LLC, included in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

May 20, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Williams Companies, Inc. pertaining to The Williams Companies, Inc. 2007 Incentive Plan and Amended and Restated 2007 Employee Stock Purchase Plan, of our report dated February 24, 2026, with respect to the financial statements of Transcontinental Gas Pipe Line Company, LLC, included in The Williams Companies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

May 20, 2026